Exhibit 3.2

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
USAA ACCEPTANCE, LLC

This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of USAA Acceptance, LLC (the “Company”), is entered into by USAA Federal Savings Bank, a federally chartered savings association, as the sole equity member (the “Member”), and Thomas M. Strauss and Richard F. Klumpp, as the Independent Directors (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

WHEREAS, the Member has heretofore formed the Company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”), by filing the Certificate of Formation with the office of the Secretary of State of the State of Delaware on July 22, 2002, entering into a Limited Liability Company Agreement of the Company, dated as of July 22, 2002 (the “Original Limited Liability Company Agreement”), entering into an Amended and Restated Limited Liability Company Agreement, dated as of September 27, 2002 (the “September 27, 2002 Agreement”); and entering into an Amended and Restated Limited Liability Company Agreement, dated as of February 25, 2004 (the “February 25, 2004 Agreement”); and

WHEREAS, the Member desires to continue the Company as a limited liability company under the Act and to amend and restate the September 27, 2002 Agreement in its entirety.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Name.

The name of the limited liability company heretofore formed and continued hereby is USAA Acceptance, LLC.

Section 2. Principal Business Office.

The principal business office of the Company shall be located at 9830 Colonnade Boulevard, Suite 600, San Antonio, Texas 78230, ATTN: Vice President, Legal Counsel, or such other location as may hereafter be determined by the Company Directors.

Section 3. Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o Wilmington Trust SP Services, Inc., 1105 North Market Street, Suite 1300, City of Wilmington, County of New Castle, State of Delaware, 19801.

Section 4. Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Wilmington Trust SP Services, Inc., 1105 North Market Street, Suite 1300, City of Wilmington, County of New Castle, State of Delaware, 19801.

Section 5. Members.

(a)	The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of the Original Limited Liability Company Agreement and shall continue as a member of the Company upon its execution of a counterpart signature page to this Agreement.

(b)	Subject to Section 9(i) the Member may act by written consent.

(c)	Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), each person acting as an Independent Director pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member appointed by the personal representative of the Person who was the last remaining Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in. the Company. A Special Member, in its capacity as Special Member, may not bind the Company.

Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Director pursuant to Section 10 shall not be a member of the Company.

Section 6. Certificates.

Michael J. Broker is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. An Officer may execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New York, Texas and in any other jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a. separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7. Purposes.

The Company is formed for the object and purpose of purchasing and selling Contracts, acting as depositor for one or more trusts, and causing the issuance of asset-backed securities by such trusts.

Section 8. Powers.

In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized:

(a)

(i)	to execute and deliver, and to perform its obligations under one or more receivables purchase agreements with the Member (such receivables purchase agreements, as from time to time amended, supplemented or otherwise modified, the “Purchase Agreements”), to purchase or otherwise acquire Contracts from the Member, to execute and deliver and to perform its obligations under any amendments or supplements, including any supplemental conveyances relating to one or more of the Purchase Agreements, to engage in any activities necessary, appropriate or convenient in connection with the rights and obligations of the Company under the Purchase Agreements and the acquisition of Contracts from the Member, and to execute, deliver and perform any other agreement, notice or document in connection with, relating to or contemplated by the Purchase Agreements or the acquisition of Contracts from the Member;

(ii)	to purchase, acquire, own, hold, sell, dispose of, endorse, transfer, assign, pledge and finance the Contracts (as described in each of the Purchase Agreements) including, without limitation, to grant a security interest in the Contracts;

(iii)	to engage in any activities necessary to hold, receive, exchange, sell, transfer, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownership or possession with respect to, all of the Company’s property, including the Contracts and any property or interest that may be acquired by the Company as a result of any distribution in respect of the Contracts and any property received by the Company as a contribution from the Member;

(iv)	to execute and deliver, and to perform its obligations as depositor or in any other capacity under one or more trust agreements (as amended from time to time, the “Trust Agreements”), to sell or otherwise transfer all or any of the Contracts to one or more trusts formed by such Trust Agreements (“Trusts”) for the purpose of issuing and selling from time to time in public or private offerings (including to any affiliate of the Member) series of consumer loan backed certificates or debt securities (“Securities”) representing undivided interests in, or debt secured by, Contracts, to execute and deliver, and to perform its obligations under, any amendments, supplements or assignments, reassignments or reconveyances of Contracts and other assets related to the Trust Agreements, to provide for the issuance of additional obligations under the Trust Agreements and other documents related to the issuance of such obligations, and to engage in any activities necessary, appropriate or convenient to the operation of the Trusts formed by such

Trust Agreements, and to execute, deliver and perform any other agreement, notice or document in connection with, relating to, or contemplated by the Trust Agreements;

(v)	in its name as registrant and as depositor of the Trusts, to execute and file with the Securities and Exchange Commission (“Commission”) one or more registration statements on the appropriate form (collectively, the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (“Securities Act”), of the Securities to be issued by the Trusts and to execute and file such amendment or amendments (both pre-effective and post-effective) and schedules and exhibits to the Registration Statement as may be deemed necessary or appropriate and to prepare and file with the Commission prospectuses and prospectus supplements relating to the issuance of the Securities and supplements thereto;

(vi)	in its name or as depositor for any Trust, to file with the New York Stock Exchange or any other stock exchange, The Nasdaq Stock Market or any other market (each, an “Exchange”) and execute, deliver and perform one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause any of the Securities to be listed on any of the Exchanges; to execute, deliver, file and perform such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register any of the Securities under the securities or “Blue Sky” laws of such jurisdictions as may be deemed necessary or desirable; and to execute, deliver and perform letters or documents to, or instruments for filing with, a depository relating to any of the Securities;

(vii)	to prepare or cause the preparation of, and execute and deliver disclosure documents relating to the offer and sale of the Securities;

(viii)	to execute and deliver, and to perform its obligations under, one or more servicing agreements, sale and servicing agreements, pooling and servicing agreements, indentures, and underwriting, purchase or placement agreements or similar agreements (collectively, the “Trust Documents”), pursuant to which Contracts will be sold to Trusts and will be serviced and Securities will be issued or sold, to execute and deliver, and to perform its obligations under, any amendments, supplements or assignments, reassignments or reconveyances of receivables and other assets related to any of the Trust Documents, and to engage in any activities necessary, appropriate or convenient to, and to execute, deliver and perform any other agreement, notice or documents in connection with, relating to or contemplated by, the Trust Documents;

(ix)	to execute and deliver, and to perform its obligations under one or more cash collateral account agreements, letter of credit agreements, reimbursement agreements, swap agreements or other forms of agreement providing credit or payment enhancement (and any related documents, certificates and instruments) with respect to the Contracts sold to the Trust (collectively, “Credit Enhancement Agreements”) with any bank, insurance company or other person or entity;

(x)	to execute and deliver, and to perform its obligations under, each document or agreement to which it becomes a party, and to execute and deliver, and to perform its obligations under, any amendments or supplements related to the foregoing, and to engage in any activities necessary, appropriate or convenient to, and to execute, deliver and perform any other agreement, notice or document in connection with, relating to or contemplated by, the foregoing;

(xi)	to acquire, hold, enjoy, sell or otherwise transfer and grant rights in all of the rights and privileges of any certificate, interest or other indicia of beneficial ownership or any Securities issued by any Trust or any other person or entity to the Company pursuant to any Purchase Agreement, Trust Agreement, Trust Document, Credit Enhancement Agreement or other document, and to transfer such certificate, interest or other indicia of beneficial ownership interest or Security to another person or entity;

(xii)	to engage in any activities necessary, appropriate or convenient to, and to execute, deliver and perform any other agreement, notice or document in connection with or relating to, the activities described above, including the filing of any notices, applications, financing statements and other documents necessary, advisable or convenient to comply with any applicable laws, statutes, rules or regulations;

(xiii)	to acquire, own, hold, sell, transfer, service, convey, safe keep, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately issued asset backed securities (whether with unrelated third parties or with affiliated entities); and

(xiv)	to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to, or necessary, convenient or advisable for the accomplishment of, the above-mentioned purposes (including the entering into of referral, management, servicing and administration agreements).

(b)	to enter into the Basic Documents and all documents, agreements, certificates, assignments, reassignments, amendments, supplements or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Director, Officer or other person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Director or Officer to enter into other agreements on behalf of the Company.

Section 9. Management.

(a)	Board of Directors. Subject to Section 9(i), the business and affairs of the Company shall be managed by or under the direction of one or more Company Directors designated by the Member. Subject to Section 10 the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 10. The number of Directors on the date hereof shall be five, two of whom shall be Independent Directors pursuant to Section 10. Each Director elected by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. A Director need not be a Member. The Directors elected by the Member on the date hereof are lined on Schedule D hereto.

(b)	Powers. Subject to Section 9(i), the Company Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 8, the Company Directors have the authority to bind the Company.

(c)	Meetings of the Board of Directors and the Company Directors. The Board of Directors and the Company Directors may hold separate meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board or the Company Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board or the Company Directors, as the case may be. Special meetings of the Board or the Company Directors may be called by the President on not less than one day’s notice to each relevant Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

(d)	Quorum; Acts of the Board and the Company Directors. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. At all meetings of the Company Directors, a majority of the Company Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Company Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board or the Company Directors, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof, or the Company Directors, may be taken without a meeting if all members of the Board or committee, or all Company Directors, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, or the Company Directors, as the case may be.

(e)	Electronic Communications. Members of the Board, or any committee designated by the Board, or the Company Directors may participate in meetings of the Board, or any committee, or the Company Directors, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)	Committees of Directors.

(i)	The Board may, by resolution passed by a majority of the Board, designate one or more committees, each committee to consist of one or more of the Directors. The Board may designate one of more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)	In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)	Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g)	Compensation of Directors; Expenses. The Company Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board or the Company Directors, which may be a fixed sum for attendance at each meeting of the Board or the Company Directors, or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h)	Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i)	Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Company Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Company Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Company Directors, a Director may not bind the Company.

(j)	Limitations on the Company’s Activities.

(i)	This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii)	The Member shall not, so long as any Trust Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director” or Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 29 or 31 or Schedule A of this Agreement without the unanimous written consent of the Board (including all Independent Directors). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

(iii)	Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and all members of the Board (including all Independent Directors), to take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Directors then serving in such capacity.

(iv)	The Company Directors and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if: (1) the Company Directors shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency Condition is satisfied. The Company Directors also shall cause the Company to:

(A)	maintain its own separate office, books and records and bank accounts;

(B)	at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(C)	have a Board of Directors separate from that of the Member and any other Person;

(D)	file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(E)	except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;

(F)	conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(G)	maintain separate financial statements and prepare and maintain its financial records in accordance with generally accepted accounting principles;

(H)	pay its own liabilities only out of its own funds;

(I)	maintain an arm’s length relationship with its Affiliates and the Member;

(J)	pay the salaries of its own employees, if any;

(K)	not hold out its credit or assets as being available to satisfy the obligations of others;

(L)	allocate fairly and reasonably any overhead for shared office space;

(M)	use separate stationery, invoices and checks;

(N)	except as contemplated by the basic Documents, not pledge its assets for the benefit of any other Person;

(O)	correct any known misunderstanding regarding its separate identity;

(P)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(Q)	cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(R)	not acquire any securities of the Member; and

(S)	cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Member or Company Directors on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(v)	So long as any Trust Obligation is outstanding, the Company Directors shall not cause or permit the Company to:

(A)	except as contemplated by the Basic Documents, guarantee any obligation of any Person, including any Affiliate;

(B)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, Section 8, the Basic Documents or this Section 9(j);

(C)	incur, create or assume any indebtedness other than as expressly permitted under the Basic Documents;

(D)	make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

(E)	to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or

(F)	form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

Section 10. Independent Directors.

As long as any Trust Obligation is outstanding, the Member shall cause the Company at all times to have at least two Independent Directors who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, any Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in Bankruptcy for any Affiliate of the Company.

Section 11. Officers.

(a)	Officers. Subject to the immediately following sentence, the Officers shall be designated by the Company Directors and shall consist of at least a President, a Secretary and a Treasurer. The initial Officers are set forth on Schedule E hereto. The Company Directors may also choose, without limitation, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any additional or successor Officers shall be chosen by the Company Directors. Any number of offices may be held by the same person. The Company Directors may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Company Directors.

The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Company Directors. The Officers shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Company Directors. Any vacancy occurring in any office of the Company shall be filled by the Company Directors.

(b)	President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board and the Company Directors, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board and the Company Directors are carried into effect. The President or any other Officer authorized by the President or the Company Directors shall execute all contracts or agreements of the Company, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 8(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 11(c).

(c)	Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Company Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Company Directors may from time to time prescribe.

(d)	Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and the Company Directors, and record all the proceedings of the meetings of the Company, of the Board and of the Company Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and meetings of the Board and the Company Directors, and shall perform such other duties as may be prescribed by the Board, the Company Directors or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Company Directors (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Company Directors may from time to time prescribe.

(e)	Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Company Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Company Directors, taking proper vouchers for such disbursements, and shall render to the President and to the Company Directors, at its regular meetings or when the Company Directors so require, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Company Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Company Directors may from time to time prescribe.

(f)	Officers as Agents. The Officers, to the extent of their powers set forth is this Agreement or otherwise vested in them by action of the Company Directors not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g)	Duties of Board and Officers. Except to the extant otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

(h)	Specific Officer Authorizations. To accomplish the Company’s purposes, but notwithstanding any other provision of this Agreement, the Officers without the vote, act or approval of any other Person, except as otherwise specified below, are authorized as follows:

(i)	The Treasurer, with the written approval of either the Chairman of the Board or the President and Chief Executive Officer, and subject to any other limitations specified in this Agreement, is authorized to form or cause to be formed, from time to time, one or more Trusts for the purpose of issuing and selling the Securities, and determine the terms of the Securities, including, without limitation, the relative principal amounts, underwriting discounts, placement fees, the stated rate or rates of interest, the maturity dates and the offering prices to the public or private purchasers.

(ii)	The President and the Treasurer of the Company (each, an “Executive Officer”), and any other Executive Vice, Senior Vice, Vice or Assistant Vice President of the Company designated as an authorized officer for purposes of one or more transactions contemplated by the Company’s powers and authorities stated in this Agreement, by a written instrument signed by an Executive Officer (which written instrument shall conclusively establish and evidence such designation until revoked by any Executive Officer), are designated as a “Proper Officer” for all purposes and authorizations set forth in this Agreement. The Proper Officers are, and each of them acting singly is, authorized on behalf of the Company or on behalf of the Company as depositor of the Trusts, without any further act, vote or approval of any Person:

(A)	to negotiate, execute and deliver Purchase Agreements, Trust Agreements, Trust Documents, Credit Enhancement Agreements or other agreements or arrangements with such underwriters or other Persons as shall be specified in the Registration Statement or other offering material or circular, providing for the sale of the Securities and containing such representations, conditions, covenants and agreements as the Proper Officer executing the same shall approve, the execution thereof by such Proper Officer to be conclusive evidence of such approval; and that the Proper Officers are, and each of them is, acting singly, authorized and empowered to execute and deliver or cause to be executed and delivered any and all certificates, documents and instruments as any Proper Officer may approve as necessary or desirable in order to enable the Company or the Company on behalf of the Trusts fully and properly to perform its obligations under any such agreements or arrangements, the execution of any such certificate, document or instrument to be conclusive evidence of such approval;

(B)	to cause to be prepared, executed and filed all listing applications, indemnity agreements and other documents for the listing of the Securities on any securities exchange and the registration of the Securities under the Securities Exchange Act of 1934, as amended (“Exchange Act”), to cause to be prepared, executed and filed all applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, documents and instruments as may be deemed necessary or appropriate in order to register or qualify the Securities for issuance and sale or to exempt the issuance and sale under the securities laws of the various jurisdictions in which the Securities are to be sold and to cause to be prepared, executed, acknowledged, verified, filed, delivered or acknowledged such applications, reports, undertakings, resolutions, and other papers and instruments, and requests for rulings from appropriate federal and state banking, tax, securities and other agencies having jurisdiction as may be necessary or appropriate to provide for the issuance of the Securities and to accomplish the purpose and intent of this Agreement;

(C)	from time to time to do, or cause to be done, all such other acts and things and to execute and deliver or cause to be executed and delivered all such instruments, agreements, certificates and documents, as each such officer shall deem necessary, desirable, or appropriate to carry out the purpose and intent of this Agreement;

(D)	to enter into, on behalf of the Company, one or more Credit Enhancement Agreements with such bank, insurance company or other financial institution as shall be selected by the Proper Officers, with such terms and conditions as may be approved by the Proper Officer executing the same, the execution and delivery of which shall evidence conclusively the Company’s approval of the terms and conditions thereof;

(E)	to prepare, execute and file with the Commission under the Securities Act of l933 one or more Registration Statements, such amendment or amendments (both pre-effective and post-effective) and schedules and exhibits thereto and such prospectuses and prospectus supplements relating to the issuance of the Securities and such supplements thereto, all as they may deem necessary or appropriate;

(F)	to prepare or cause the preparation of, and execute and deliver disclosure documents relating to the offer and sale of the Securities; to prepare or cause the preparation of and execute, deliver, file, and perform with any securities exchange or market a listing application and all other applications, statements, certificates, agreements, and other instruments as shall be necessary or desirable to cause any of the Securities to be listed on such exchange or market; to prepare, execute and file, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents deemed necessary or desirable to register any of the Securities under, or obtain for any of the Securities an exemption from, the securities or “blue sky” laws of any jurisdiction; and to execute, deliver and perform letters or documents to, or instruments for filing with, a depository relating to any of the Securities; and

(G)	to execute and deliver on behalf of the Company and in its name and on behalf of each director of the Company a power of attorney, appointing Mark H. Wright, President and Chief Executive Officer, Rosemary M. Elizalde, Senior Vice President, Treasurer, Michael J. Broker, Vice President, and Edwin T. McQuiston, Vice President of the Company, or any one of them, to act as attorneys-in-fact for the purpose of executing and filing with the Commission the Registration Statement and any and all amendments (both pre-effective and post-effective) or supplements thereto with any schedules and exhibits and other documents, and to act as agents for service of process by the Commission to be named as such in the Registration Statement with all the powers incident to such appointments.

(iii)	All actions taken and expenses incurred by any Officers prior to the effective date of this Agreement in furtherance of any of the purposes stated or actions authorized in this Agreement are ratified, confirmed, adopted and approved.

Section 12. Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

Section 13. Capital Contributions.

The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto. In accordance with Section 5(c), the Special Members shall not be required to make any capital contributions to the Company.

Section 14. Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15. Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

Section 16. Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Company Directors. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document.

Section 17. Books and Records.

The Company Directors shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Company Directors. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Company Directors on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Company Directors would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Company Directors. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Company Directors.

Section 18. Reports.

(a)	Within 60 days after the end of each fiscal quarter, the Company Directors shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

(i)	unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

(ii)	unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b)	The Company Directors shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

(i)	a balance sheet of the Company;

(ii)	an income statement of the Company for such fiscal year; and

(iii)	a statement of the Member’s capital account.

(c)	The Company Directors shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19. Other Business.

The Member, the Special Members and any Affiliate of the Member or the Special Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20. Exculpation and Indemnification.

(a)	Neither the Member nor the Special Members nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Members (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)	To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Trust Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c)	To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d)	A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets and liabilities of the Company, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)	To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person that is a party to or is otherwise bound by this Agreement, a Covered Person acting under this Agreement shall not be liable to the Company or to any such other Covered Person for its good faith reliance on the provisions of this Agreement or any such approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

(f)	So long as any Trust Obligation is outstanding, no expense of the Company shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(g)	The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21. Assignments.

Subject to Section 23, the Member may assign in whole or in part its limited liability company interest in the Company with notification to each Rating Agency. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22. Resignation.

So long as any Trust Obligation is outstanding, the Member may not resign, except if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23. Admission of Additional Members.

One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Trust Obligation remains outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

Section 24. Dissolution.

(a)	The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.

(b)	Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c)	In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d)	The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25. Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26. Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29).

Section 27. Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

Section 28. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29. Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

Section 30. Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31. Amendments.

Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Trust Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied, except to cure any ambiguity.

Section 32. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33. Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the 8th day of July, 2004.

MEMBER:

USAA Federal Savings Bank

By:	/s/ Mark H. Wright
Name: Mark H. Wright
Title: President and Chief Executive Officer

INDEPENDENT DIRECTORS

/s/ Thomas M. Strauss
Name: Thomas M. Strauss

/s/ Richard F. Klumpp
Name: Richard F. Klumpp

SCHEDULE A

Definitions

A. Definitions

When used in this Agreement, the following terms not otherwise defined in this Agreement have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Administration Agreement” means the Administration Agreement by and among the Administrator, the Trust and the Indenture Trustee.

“Administrator” means the Bank, in its capacity as administrator under the Administration Agreement, or any successor Administrator thereunder.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bank” means USAA Federal Savings Bank, a federally chartered savings association, together with any successor in interest by merger or otherwise.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means (i) this Agreement, (ii) the Management Agreement, (iii) Purchase Agreements, (iv) the Trust Agreements, (v) all other agreements referred to in this Agreement as an agreement to which the Company may enter into, and (vi) all documents and certificates contemplated thereby or delivered in connection therewith, and all amendments thereto.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on July 22, 2002, as amended or amended and restated from time to time.

“Commission” has the meaning assigned in Section 8(a).

“Company” means USAA Acceptance, LLC, a Delaware limited liability company.

“Company Director” means a Person other than an Independent Director elected to the Board of Directors from time to time by the Member.

“Contract” means one or more motor vehicle installment loan contracts and all proceeds thereof and payments thereunder, including but not limited to (i) the security interests in the Financed Vehicles granted by Obligors pursuant to the motor vehicle installment loan contracts and any other interest of the Member in the Financed Vehicles; (ii) rights to receive proceeds with respect to the motor vehicle installment loan contracts from claims on any theft, physical damage, credit life, credit disability, or other insurance policies covering the Financed Vehicles or Obligors; (iii) all property (including the right to receive Liquidation Proceeds) securing a motor vehicle installment loan contract; (iv) rebates of premiums and other amounts relating to insurance policies and other items financed under the motor vehicle installment loan contracts; and (v) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 20(a).

“Credit Agreement” means the Revolving Credit Agreement entered into by the Bank and the Company, as from time to time amended, supplemented or otherwise modified.

“Credit Enhancement Agreements” has the meaning assigned in Section 8(a).

“Directors” means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Directors, in their capacity as managers of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Exchange” has the meaning assigned in Section 8(a).

“Exchange Act” has the meaning assigned in Section 11(h).

“Executive Officer” has the meaning set forth in Section 11(b).

“Financed Vehicle” means a new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under the respective motor vehicle installment loan contract.

“Independent Director” means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an independent director of the Company or any of its Affiliates); (ii) a customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

“Liquidation Proceeds” means with respect to any motor vehicle installment loan contract (a) insurance proceeds and (b) monies collected pursuant to any sale and servicing agreement from whatever source, including but not limited to proceeds of Financed Vehicles after repossession, net of any payments required by law to be remitted to the Obligor.

“Management Agreement” means the agreement of the Directors in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Material Action” means to change the business purposes of the company, to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of Bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to Bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

“Member” means USAA Federal Savings Bank, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Members.

“Obligor” on a motor vehicle installment loan contract shall mean the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the motor vehicle installment loan contract.

“Officer” means an officer of the Company described in Section 11(h).

“Officer’s Certificate” means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Proper Officer” has the meaning assigned in Section 11(h).

“Purchase Agreements” has the meaning set forth in Section 8(a).

“Rating Agency” has the meaning assigned to that term in the Trust Agreements.

“Rating Agency Condition” has the meaning assigned to that term in the Trust Agreements.

“Registration Statement” has the meaning assigned in Section 8(a).

“Securities” has the meaning assigned in Section 8(a).

“Securities Act” has the meaning assigned in Section 8(a).

“Seller” has the meaning assigned thereto in the Sale and Servicing Agreements.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Director, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Trusts” has the meaning assigned in Section 8(a).

“Trust Agreements” has the meaning assigned in Section 8(a).

“Trust Documents” has the meaning assigned in Section 8(a).

“Trust Obligation” means any and all obligations of the Trusts.

B. Rules of Construction

Definitions is this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

Member

Name	Mailing Address	Capital Contribution	Limited Liability Company Interest
USAA Federal Savings Bank	10750 McDermott Fwy San Antonio, Texas 78288	$100.00	100%

SCHEDULE C

Management Agreement

July 8, 2004

USAA ACCEPTANCE, LLC
Suite 600
9830 Colonnade Boulevard
San Antonio, Texas 78230

Re: Management Agreement – USAA ACCEPTANCE LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of USAA ACCEPTANCE, LLC, a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 8, 2004, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1. Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Director is designated or until such Person’s resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that he or she has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2. So long as any Trust Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state Bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

/s/ Mark H. Wright
Name: Mark H. Wright
Title: Director

/s/ Rosemary M. Elizalde
Name: Rosemary M. Elizalde
Title: Director

/s/ Luther G. Branham
Name: Luther G. Branham
Title: Director

/s/ Thomas M. Strauss
Name: Thomas M. Strauss
Title: Director

/s/ Richard F. Klumpp
Name: Richard F. Klumpp
Title: Director

SCHEDULE D

DIRECTORS

1.	Mark H. Wright (Chairman) (Company Director)

2.	Rosemary M. Elizalde (Company Director)

3.	Luther G. Branham (Company Director)

4	Thomas E. Strauss (Independent Director)

5.	Richard F. Klumpp (Independent Director)

SCHEDULE E

OFFICERS

Mark H Wright	President

Rosemary M. Elizalde	Senior Vice President and Treasurer

Luther G. Branham	Senior Vice President and Secretary

Michael J. Broker	Vice President

Edwin T. McQuiston	Vice President

FIRST AMENDMENT
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
USAA ACCEPTANCE, LLC

This First Amendment to the Amended and Restated Limited Liability Company Agreement of USAA Acceptance, LLC (the “Company”), dated as of November 12, 2004 (this “Amendment”), is entered into by USAA Federal Savings Bank, as the sole equity member of the Company (the “Member”).

WHEREAS, the parties thereto entered into an Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 8, 2004 (the “LLC Agreement”) intending to amend and restate the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 25, 2004 (the “February 25, 2004 Agreement”);

WHEREAS, the second recital of the LLC Agreement is ambiguous because it states that the Member desires to amend and restate the September 27, 2002 Agreement (as defined in the LLC Agreement), not the February 25, 2004 Agreement;

WHEREAS, the parties to the LLC Agreement intended to amend and restate the February 25, 2004 Agreement, and the Member is entering into this Amendment to clarify the ambiguity in the LLC Agreement; and

WHEREAS, the Member is the sole equity member of the Company.

NOW, THEREFORE, the Member, as the sole equity member of the Company, hereby agrees as follows:

I. Amendment.

The second recital of the LLC Agreement is hereby amended by deleting the reference to the “September 27, 2002 Agreement” contained therein and replacing such reference with the “February 25, 2004 Agreement”.

II. Miscellaneous.

A. Binding Effect. This Amendment constitutes a legal, valid and binding agreement of the parties to the Agreement, as amended from time to time, and is enforceable against such parties, in accordance with its terms.

B. Agreement in Effect. Except as hereby amended, the LLC Agreement shall remain in full force and effect.

C. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

D. Severability of Provisions. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable and legal.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first written above.

USAA FEDERAL SAVINGS BANK

By:	/s/ Michael J. Broker
Name : Michael J. Broker
Title: Vice President

SECOND AMENDMENT
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
USAA ACCEPTANCE, LLC

This Second Amendment to the Amended and Restated Limited Liability Company Agreement of USAA Acceptance, LLC (the “Company”), dated as of September 30, 2005 (this “Amendment”), is entered into by USAA Federal Savings Bank, as the sole equity member of the Company (the “Member”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the “LLC Agreement” (as defined below).

WHEREAS, the parties thereto entered into an Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 8, 2004 (the “Amended LLC Agreement”) to amend and restate the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 25, 2004 (the “February 25, 2004 Agreement”);

WHEREAS, the parties thereto entered into a First Amendment to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 12, 2004 (the “First Amendment”) (the Amended LLC Agreement and the First Amendment are hereafter referred to collectively as the “LLC Agreement”);

WHEREAS, there is an ambiguity in the LLC Agreement involving Section 11(h)(ii)(G) of the LLC Agreement because Section 11(h)(ii)(G) appoints certain named individuals, acting in their capacities as certain Officers of the Company, to act as attorneys-in-fact for the purpose of executing and filing with the Commission the Registration Statement and for other purposes specified in such subsection; however, Section 11(h)(ii)(G) of the LLC Agreement does not provide for a mechanism to appoint new attorneys-in-fact should any of the named individuals resign from the Company or change their position as Officer.

WHEREAS, this Amendment shall identify two individuals to replace those who have resigned, to be appointed as attorneys-in-fact for the purposes stated in Section 11(h)(ii)(G) of the LLC Agreement, to clarify the ambiguity in the LLC Agreement; and

WHEREAS, the Member is the sole equity member of the Company.

NOW, THEREFORE, the Member, as the sole equity member of the Company, hereby agrees as follows:

1. Amendment.

Section 11(h)(ii)(G) of the LLC Agreement is hereby amended by deleting the references to “Mark H. Wright” and “Rosemary M. Elizalde” contained therein and replacing such references, respectively, with “Michael A. Luby” and “Fritz D. Bohne.”

II. Miscellaneous.

A. Binding Effect. This Amendment constitutes a legal, valid and binding agreement of the parties to the Agreement, as amended from time to time, and is enforceable against such parties, in accordance with its terms.

B. Agreement in Effect. Except as hereby amended, the LLC Agreement shall remain in full force and effect.

C. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

D. Severability of Provisions. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable and legal.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first written above.

USAA FEDERAL SAVINGS BANK

By:	/s/ Michael J. Broker
Name: Michael J. Broker
Title: Vice President

UNANIMOUS WRITTEN CONSENT TO ACTION
BY THE BOARD OF DIRECTORS OF
USAA ACCEPTANCE, LLC

The undersigned being all of the Company Directors of the Board of Directors of USAA Acceptance, LLC (the “Company”) do hereby consent in writing, to waiver of notice of a meeting and without a meeting, to the adoption of the following resolutions:

WHEREAS, Rosemary M. Elizalde has resigned her positions with the Company effective September 2, 2005;

WHEREAS, the Company’s board of directors desires that Fritz D. Bohne assume the positions vacated by Ms. Elizalde;

THEREFORE, BE IT RESOLVED, that Fritz D. Bohne be and hereby is elected as a Company Director, Vice President and Treasurer of the Company to fill the vacancies created by Ms. Elizalde’s resignation;

FURTHER RESOLVED, that the officers of the Company are hereby authorized and empowered to do and perform any and all acts necessary and proper to effectuate the intent and purpose of this resolution.

This Consent shall be filed with the Minutes of the Board of Directors of the Company.

DATED: September 3, 2005

/s/ Michael A. Luby
Michael A. Luby

/s/ Luther G. Branham
Luther G. Branham

WRITTEN CONSENT TO ACTION
BY THE BOARD OF DIRECTORS OF
USAA ACCEPTANCE, LLC

The undersigned, being and constituting all of the Company Directors of the board of directors of USAA Acceptance, LLC, a Delaware limited liability company (Company), do hereby consent in writing, without a meeting, to the adoption of the following resolutions:

WHEREAS Mark H. Wright has announced his intention to retire from the Company effective August 10, 2005; and

WHEREAS the Company’s board of directors desires that Michael A. Luby assume those offices and positions vacated by Mr. Wright.

THEREFORE BE IT RESOLVED, that Michael A. Luby be, and is hereby elected as a Company Director and chair of the board, as well as president of the Company to fill the vacancies created by Mr. Wright’s retirement.

FURTHER RESOLVED, that the officers of the Company are hereby authorized and empowered to do and perform any and all acts necessary and proper to effectuate the intent and purpose of this resolution.

This consent shall be filed with the minutes of the Company.

Dated: August 10, 2005

/s/ Luther G. Branham	/s/ Rosemary M. Elizalde
Luther G. Branham	Rosemary M. Elizalde

CERTIFICATE OF SECRETARY

The undersigned, the duly elected and acting Secretary of USAA Acceptance, LLC (the “Company”), does hereby certify that Attachments 1 and 2 hereto are true and correct copies of resolutions adopted by the Board of Directors of the Company by unanimous written consent without a meeting on April 3, 2007, and in full force and effect as of the date of this Certificate.

IN WITNESS WHEREOF, I have hereto set my hand as of the 5th day of June, 2007.

USAA ACCEPTANCE, LLC

/s/ Michael J. Broker
By: Michael J. Broker
Vice President and Secretary

Attachment 1

WHEREAS, Luther G. Branham has resigned his positions with the Company effective March 29, 2007;

WHEREAS, the Company’s board of directors desires that Edwin T. McQuiston assume the position of Company Director of the Company vacated by Mr. Branham;

THEREFORE, BE IT RESOLVED, that Edwin T. McQuiston be and hereby is elected as a Company Director of the Company, to fill the vacancy created by Mr. Branham’s resignation;

FURTHER RESOLVED, that the officers of the Company are hereby authorized and empowered to do and perform any and all acts necessary and proper to effectuate the intent and purpose of this resolution.

Attachment 2

RESOLVED, that the following persons be, and hereby are, elected to serve in the offices of the Company set opposite their names, to hold offices until a respective successor is duly elected and qualified or until their earlier resignation or removal:

Name	Office
Michael A. Luby	Chairman of the Board of Directors, President & Chief Executive Officer

Edwin T. McQuiston	Senior Vice President & Assistant Treasurer

Fritz D. Bohne	Vice President & Treasurer

Michael J. Broker	Vice President & Secretary

David K. Kimball	Assistant Vice President & Assistant Treasurer

Ron DiGiacomo	Assistant Secretary